WARRANT CERTIFICATE

PANOSHAN MARKETING CORP.

400, 715 - 5th Avenue, S.W., Calgary, Alberta, T2P 2X6

(Incorporated under the laws of Alberta)

WARRANT CERTIFICATE NO.	1	5,400,000	WARRANTS
entitling the holder to acquire, subject to adjustment, one Common Share for each whole Warrant represented hereby

THIS IS TO CERTIFY THAT PUROIL TECHNOLOGY INC. (hereinafter referred to as the “holder”) is the registered holder of the number of Warrants to receive common shares (“Common Shares”) of PANOSHAN MARKETING CORP. (the “Corporation”) as set forth in this certificate (“Warrant Certificate”).  Subject to the terms hereof, every two Warrants represented hereby entitles the holder thereof to acquire, one fully paid and non-assessable Common Share of the Corporation, without nominal or par value, as such shares were constituted on April 29th, 2004, in the manner and subject to the restrictions, redemptions and adjustments as set forth herein, at any time and from time to time after the effective date of the Corporation’s registration statement to be filed with the Securities and Exchange Commission and until a date that is twelve months from the effective date of the Corporation’s registration statement to be filed with the Securities and Exchange Commission (the “Expiry Date”) at a price of $0.05 (USD) per share until the close of business (Calgary time) on the Expiry Date.

The right to acquire Common Shares hereunder may only be exercised by the holder within the time set forth above by:

(a)

duly completing and executing the Exercise Form (see Appendix “1" attached hereto) available upon request from the Corporation at the principal office of the Corporation in the City of Calgary;

(b)

surrendering this Warrant Certificate and the duly completed and executed Exercise Form (Appendix “1") to the Corporation at the principal office of the Corporation in the City of Calgary or to such other address as the Corporation may specify from time-to-time; and

(c)

remitting cash, certified cheque, bank draft or money order in lawful money of Canada, payable to or to the order of the Corporation at par where this Warrant Certificate is so surrendered, for the aggregate purchase price of the Common Shares so subscribed for.

These Warrants shall be deemed to be surrendered only upon personal delivery hereof or, if sent by mail or other means of transmission, upon actual receipt thereof by the Corporation or its designated agent at the office referred to above.

Upon surrender of these Warrants, the person or persons in whose name or names the Common Shares issuable upon exercise of the Warrants are to be issued shall be deemed for all purposes to be the holder or holders of record of such Common Shares and the Corporation has covenanted that it will cause a certificate or certificates representing such Common Shares to be delivered or mailed to the person or persons at the address or addresses specified in the Exercise Form within ten Business Days.

The registered holder of this Warrant Certificate may acquire any lesser number of Common Shares than the number of Common Shares which may be acquired for the Warrants represented by this Warrant Certificate.  In such event, the holder shall be entitled to receive a new Warrant Certificate for the balance of the Common Shares which may be acquired.  No fractional Common Shares will be issued and any fractional entitlements will be rounded up or down to the nearest whole number.

If the Corporation shall at any time subdivide its outstanding Common Shares into a greater number of shares, the Warrant purchase price shall be proportionately reduced and the number of subdivided Common Shares entitled to be purchased proportionately increased, and conversely, in case the outstanding Common Shares of the Corporation shall be combined into a smaller number of shares, the Warrant purchase price shall be proportionately increased and the number of combined Common Shares entitled to be purchased hereunder shall he proportionately decreased.  If any capital reorganization, reclassification or consolidation of the capital stock of the Corporation, or the merger or amalgamation of the Corporation with another Corporation shall be effected, then as a condition of such reorganization, reclassification, consolidation, merger or amalgamation, adequate provision shall be made whereby the Holder shall have the right to purchase and receive upon the basis and upon the terns and conditions specified in the Warrant and in lieu of the Common Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, or other securities as may be issued with respect to or in exchange for such number of outstanding Common Shares equal to the number of Common Shares purchasable and receivable upon the exercise of this Warrant had such reorganization, reclassification consolidation, merger or amalgamation not taken place.  The Corporation shall not effect any merger or amalgamation unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Corporation) resulting from such merger or amalgamation shall assume by written instrument executed and mailed or delivered to the Holder the obligation to deliver to such Holder such shares of the stock or securities with the foregoing provisions, as such Holder may be entitled to purchase.

If at any time: (i) the Corporation shall pay a dividend in stock upon its Common Shares or make any distribution to the Holders of its Common Shares; (ii) the Corporation shall offer for subscription pro rata to the Holders of its Common Shares any additional shares or stock of any class or other right; (iii) there shall be any capital reorganization of the Corporation with, or sale of all or substantially all of its assets to another Corporation; or (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation; then, and in any one or more of such cases, the Corporation shall give the Holder at least twenty (20) days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights, or for determining rights to vote with respect to such re-organization, reclassification, consolidation, merger or amalgamation, dissolution, liquidation or winding-up and in the case of any such re-organization, reclassification, consolidation, merger, amalgamation, sale dissolution, liquidation or winding up, at least twenty (20) days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause, shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of the Common Shares shall be entitled thereto, and such notice in accordance with the foregoing shall also specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up as the case may be, and such written notice shall be given by personal delivery or by first class mail, registered, postage prepaid, addressed to the Holder at the address of the Holder first set out above or as the Holder may direct in writing to the Corporation at its address as first set forth herein.

The registered holder of this Warrant Certificate may, at any time prior to the Expiry Date, upon surrender hereof to the Corporation at its principal office in the City of Calgary, exchange this Warrant Certificate for other certificates entitling the holder to acquire, in the aggregate, the same number of Common Shares as may be acquired under this Warrant Certificate.

The holding of the Warrants evidenced by this Warrant Certificate shall not constitute the holder hereof a shareholder of the Corporation or entitle the holder to any right or interest in respect thereof except as expressly provided in this Warrant Certificate.

Subject to any applicable hold periods, if any, prescribed by Securities Legislation, the Warrants evidenced by this Warrant Certificate may be transferred on the register kept at the offices of the Corporation by the registered holder hereof or its legal representatives or its attorney duly appointed by the Transfer Form (attached as Appendix “2" hereto) or by another instrument in writing in form and execution satisfactory to the Corporation, only upon compliance with such reasonable requirements as the Corporation may prescribe.  The Warrants and the Common Shares issuable upon exercise thereof have not been registered under the U.S. Securities Act, or the securities laws of any state of the United States, and may not be transferred in the United States or to a U.S. Person unless the Warrants and the Common Shares issuable upon exercise thereof have been registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirement is available.

This Warrant Certificate shall not be valid for any purpose whatever unless and until it has been executed by or on behalf of the Corporation.

Time shall be of the essence hereof.  This Warrant Certificate shall be governed by and construed in accordance with the laws of the province of Alberta and the federal law applicable therein and shall be treated in all respects as an Alberta contract.

The registered holder of this Warrant Certificate acknowledges and agrees with the Corporation that the Warrants granted hereunder are issued subject to the following rights of redemption in favour of the Corporation:

1.

Subject to the terms hereof, the Corporation shall have the right to redeem the Warrants granted hereunder at any time prior to the holders exercise thereof and upon at least 60 days written notice to the registered holder of the Corporation’s intention to redeem:

2.

Subject to the terms hereof, the Corporation may exercise its right of redemption in whole or in part and at any time and from time to time;

3.

If the Warrants are redeemed in part, then the Warrants to be redeemed shall be determined by lot.

4.

The redemption price for the Warrants shall be set at $0.0001 (USD) for each Warrant;

5.

The Corporation may exercise its right of redemption only if and at any time after the Corporation’s Common Shares have been publicly traded on an exchange at a bid price above $0.06 (USD) per Common Share for a period of at least 10 consecutive trading days.

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by its duly authorized officers as of April 29th, 2004.

PANOSHAN MARKETING CORP.

Per: /s/ Christopher A. Kolacey

Christopher A. Kolacey

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APPENDIX “1"

EXERCISE FORM

TO:

PANOSHAN MARKETING CORP. (the “Corporation”)

(a)

The undersigned hereby exercises the right to acquire and hereby subscribes for and agrees to take up ________________ Common Shares (the “Common Shares”) of PANOSHAN MARKETING CORP. as constituted on April 29th, 2004 (or such number of other securities or property to which such Warrants entitle the undersigned in lieu thereof or in addition thereto under the provisions of the Warrant Certificate) in accordance with and subject to the provisions of such Warrant Certificate and delivers herewith as payment of the exercise price of $0.05 (USD) per Common Share until the expiry time on the Expiry Date payable by certified cheque, money order, cash or bank draft in lawful money of the United States of America payable to the Corporation in the amount of $_______________________ (the “Exercise Price”).

(a)

All terms capitalized herein and not otherwise defined shall have the same meaning as are ascribed to them in the Warrant Certificate dated April 29th, 2004, entered into between the Corporation and the Holder.

Note: 1.

If further nominees intended, please attach (and initial) schedule giving these particulars.

(a)

Such securities (please check one):

i.

__________ should be sent by first class mail to the following address:

_____________________________________________________________________________________

__________________________________________________________________________________

OR

ii

__________ should be held for pick up at the office of the Corporation at which this Warrant Certificate is deposited.

(a)

If the number of Warrants exercised are less than the number of Warrants represented hereby, the undersigned requests that the new Warrant Certificate representing the balance of the Warrants be registered in the name of___________________________________________________________________________________

Whose address is

_______________________________________________________________

________________________________________________________________

Such securities (please check one):

i.

________ should be sent by first class mail to the following address:

_____________________________________________________________________________________

__________________________________________________________________________________

OR

(a)

__________ should be held for pick up at the office of the Corporation at which this Warrant

ii

Certificate is deposited.

In the absence of instructions to the contrary, the securities or other property will be issued in the name of or to the holder hereof and will be sent by first class mail to the last address of the holder appearing on the register maintained for the Warrants.

(e)

The undersigned hereby represents and warrants to the Corporation that the undersigned (check one):

i.

_______________ is not a U.S. Person and the Warrant is not being exercised within the United States or on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States;

i.

_______________ was an original subscriber for Warrants or a transferee thereof, who was a U.S. Person at the time of the acquisition of such Warrants and the representations and warranties made by such person in connection with the acquisition of such Warrants remain true and correct on the date of exercise; or

i.

_______________ has delivered herewith to the Corporation a written opinion of counsel or other evidence satisfactory to the Corporation to the effect that the Common Shares have been registered under the U.S. Securities Act and applicable state securities laws or are exempt from registration thereunder.

If the foregoing correctly sets forth your understanding, please indicate your acceptance thereof by signing and returning the enclosed duplicate of this Exercise Form.  This Exercise Form may be signed in counterpart which counterparts together shall be deemed to constitute one valid and binding agreement and delivery of counterparts may be effected by means of facsimile transmission.

DATED this ____ day of __________________________, 200_____.

Signature Guaranteed	(Signature of Warrantholder)

Print full name

Print full address

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Instructions:

1.

For the purposes of paragraph (e) above, the following words and phrases have the following meanings:

“United States” and “U.S. Person” have the meaning given to such terms under Regulation S of the U.S. Securities Act.  For purposes of Regulation S.  “United States” means the United States of America, its territories and possessions, any statue of the United States and the District of Columbia.  “U.S. Person” includes, with certain exceptions, (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. Person; (iv) any trust of which any Corporation is a U.S. Person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States; and (viii) any partnership or corporation if (a) organized or incorporated under the laws of any jurisdiction other than the United States and (b) formed by a U.S. Person principally for the purposes of investing in securities not registered under the U.S. Securities Act; and

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

1.

The registered holder may exercise its right to receive Common Shares by completing this form and surrendering this form and the Warrant Certificate representing the Warrants being exercised to the Corporation at its principal office in Calgary, Alberta.  Certificates for Common Shares will be delivered or mailed within ten business days after the exercise of the Warrants.

1.

If the Exercise Form indicates that Common Shares are to be issued to a person or persons other than the registered holder of the Certificate, the signature of such holder of the Exercise Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange.

The signature on the Exercise Form must be guaranteed by a Schedule “A” major chartered bank/trust company, or a member of an acceptable Medallion Guarantee Program.  The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”.

*Please note - Signature Guarantees are not accepted from Treasury Branches or Credit Unions unless they are members of the Stamp Medallion Program.

**Please note - in the U.S.A., signature guarantees must be done by members of the “Medallion Signature Guarantee Program” only.

1.

If the Exercise Form is signed by a Corporation, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation and the Corporation.

1

APPENDIX “2"

TRANSFER OF WARRANTS

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto (name) _______________________ of (address)__________________________________________________________________________________, _____________________ (number of warrants) Warrants of PANOSHAN MARKETING CORP. registered in the name of the undersigned on the records of the Corporation represented by the Warrant Certificate attached and irrevocably appoints _________________________________ the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution and confirms that the transfer is made in compliance with all applicable securities legislation and requirements of regulatory authorities.

Such certificates (please check one):

(a)

________ should be sent by first class mail to the following address

_____________________________________________________________________________________

_____________________________________________________________________________________

(a)

________ should be held for pick up at the office of the Corporation at which this Warrant Certificate is deposited.

If less than all the Warrants represented by this Warrant Certificate are being transferred, the Warrant Certificate representing those Warrants not transferred will be registered in the name appearing on the face of this Warrant Certificate and such certificates (please check one):

(a)

________ should be sent by first class mail to the following address

_____________________________________________________________________________________

_____________________________________________________________________________________

(a)

________ should be held for pick up at the office of the Corporation at which this Warrant Certificate is deposited.

DATED the _____ day of _________________________, 200___.

Signature Guaranteed	(Signature of Warrantholder)

Please note that any transfer of Warrants will require compliance with applicable securities legislation.  Transferors and transferees are urged to contact legal counsel before effecting any such transfer.

2

Instructions:

1.

The signature of the Warrantholder must be the signature of the person appearing on the face of this Warrant Certificate and must be guaranteed by a Schedule “A” major chartered bank, a trust company, or a member of an acceptable medallion guarantee program. The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”.

Please note  - signature guarantees are not accepted from treasury branches or credit unions unless they are members of the Stamp Medallion Program.

Please note in the USA, signature guarantees must be done by members of the “Medallion Signature Guarantee Program” only.

2.

If the Transfer Form is signed by a Corporation, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a judiciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation and the Corporation.

3.

The Warrants shall only be transferable in accordance with applicable laws.

4.

The Warrants and the Common Shares issuable upon exercise thereof have not been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or the securities laws of any state of the United States, and may not be transferred in the United States or to a U.S. Person unless the Warrants and the Common Shares have been registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available.  In connection with any transfer of Warrants, the holder will be required to provide to the Corporation and the Corporation an opinion of counsel, or other evidence, in form reasonably satisfactory to the Corporation, to the effect that such transfer of Warrants does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities.

2